SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2024

BANKFINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	0-51331	75-3199276
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

60 North Frontage Road, Burr Ridge, Illinois	60527
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 894-6900

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BFIN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 3, 2024, the Board of Directors (the “Board”) of BankFinancial Corporation, a Maryland corporation (the “Company”), adopted a resolution declaring an amendment to the charter of the Company advisable and directing that the amendment be submitted to the stockholders of the Company for consideration at the 2025 annual meeting of stockholders of the Company (the “Annual Meeting”).  The amendment will provide that the Board’s power to amend the bylaws of the Company (the “Bylaws”) is non-exclusive and permit an amendment of the Bylaws to provide the stockholders of the Company with the concurrent power to amend the Bylaws (the “Charter Amendment”).  The form of Articles of Amendment setting forth the Charter Amendment is attached as Exhibit 3.1 to this Current Report and is incorporated by reference into this Item 5.03.

The Board also approved and adopted an amendment and restatement of the Bylaws to, among other matters, (a) provide stockholders with the concurrent power to amend, alter or repeal the Bylaws or adopt new provisions of the Bylaws by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on the matter, (b) declassify the Board and (c) provide for the election of a nominee for director in an uncontested election by the affirmative vote of a majority of the total votes cast for and against such nominee (the “Second Amended and Restated Bylaws”).  The approval and adoption of the Second Amended and Restated Bylaws is subject to, and the Second Amended and Restated Bylaws will be effective upon, the approval of the Charter Amendment by the stockholders of the Company at the Annual Meeting.  The form of Second Amended and Restated Bylaws is attached as Exhibit 3.2 to this Current Report and is incorporated by reference into this Item 5.03.

Item 8.01.	Other Events.

In connection with the approval and adoption of the Second Amended and Restated Bylaws, the Board also approved and adopted a new corporate governance policy requiring any incumbent director who fails to receive a majority of the votes cast at the Annual Meeting or the vote required by the Bylaws and with respect to whom no successor is elected to offer to resign from the Board (the “Director Resignation Policy”).  The approval and adoption of the Director Resignation Policy is effective for the Annual Meeting and thereafter is subject to, and the Corporate Governance Guidelines will be effective upon, the approval of the Charter Amendment by the stockholders of the Company at the Annual Meeting

This Current Report includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “expects,” “project,” “may,” “could,” “anticipate,” “estimates,” “intends,” “plans,” and similar expressions. A variety of factors could cause the Company’s actual results to differ from those expected at the time of this Current Report. For a discussion of some of the factors that may cause actual results to differ from expectations, please refer to the Company’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the “SEC”), as supplemented by subsequent filings with the SEC. Investors are urged to review all information contained in these reports, including the risk factors discussed therein. Forward looking statements speak only as of the date they are made, and the Company does not undertake to update them to reflect changes.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not Applicable.
(b)	Not Applicable.
(c)	Not Applicable.
(d)	Exhibits.

Exhibit No.	Description
3.1	Form of Articles of Amendment
3.2	Form of Second Amended and Restated Bylaws
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKFINANCIAL CORPORATION (Registrant)

Date:	December 3, 2024	By:	/s/ F. Morgan Gasior
F. Morgan Gasior
Chairman of the Board, Chief Executive Officer and President